Exhibit 99.2

FORM OF LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is entered into this January ____, 2019 the (“Effective Date”), between Mariposa Group, LLC, a Colorado limited liability company (“Lessor”) and GrowGeneration Pueblo, Corp., a Colorado corporation (“Lessee”).

WITNESSETH:

In consideration of the payment of rent and in the keeping and performance of each of the covenants and agreements of Lessee, Lessor and Lessee hereby enter into this Lease pertaining to the Premises (defined below), being a portion of property situated upon a parcel of land that in addition to 1401 W. 38th Avenue, Denver, Colorado 80211, also contains buildings and improvements having the following addresses: 3825, 3841 and 3855 Mariposa Street, Denver, Colorado 80211 (the “Property”).

ARTICLE I

Premises

1.1 Premises Leased: The Property contains a total floor area, measured from the center of all walls in the buildings, of 27,925 square feet. The Lessor hereby lets and demises to the Lessee and the Lessee hereby leases from the Lessor for the term and upon the terms and conditions in this Lease, the building located at 1401 W. 38th Avenue, Denver, Colorado 80211 (the “Premises”), having twenty-two thousand eight hundred (22,800) square feet of floor space, measured from the center of all walls, in, as depicted on the space plan attached hereto as “Exhibit A.”

ARTICLE II

Term

2.1 Term: The term of this Lease Agreement shall be for a period of five (5) Years (“Initial Term”) and shall commence on January 21, 2019 (the “Commencement Date”). For avoidance of doubt, Lessee and Lessor shall execute a Commencement Date Certificate in the form prepared by the Lessee (“Exhibit B”) setting forth the exact date of the commencement and termination of the Term.

2.2 Options to Extend: If this Lease be then in effect and if the Lessee be not in default under any of the terms, conditions and provisions herein required to be kept by the Lessee, then the Lessee shall have the option to extend this Lease for one (1) additional Three (3) Year term (the “Extension Term”). Said option to extend shall be exercised by giving Lessor notice of such election (the “Extension Notice”) at least One Hundred Eighty (180) Days prior to the expiration date of the initial term of this Lease. However, if Lessee gives to Lessor notice at least One Hundred Eighty (180) Days prior to the expiration date of the term of this Lease of its intent not to so extend the term of this Lease, then this lease and the obligations herein contained shall terminate at the end of the initial term of this Lease. The Extension Term shall be according to the same terms and conditions in this Lease except for Minimum Rent, which shall be the fair market rental rate as reasonably determined by Lessor within thirty (30) days after receipt of Lessee’s timely delivered Extension Notice. Lessor shall endeavor to notify Lessee of the fair market rental rate for the Extension Term not less than one hundred fifty (150) days prior to the expiration of the Initial Term. Should Lessee object to Lessor’s determination of the fair market rental rate in writing within fifteen (15) days following Lessee’s receipt thereof, the fair market rental rate for the Extension Term shall be determined by the average of three (3) appraisers having at least ten (10) years experience with commercial appraisals. Each Lessor and Lessee shall choose one appraiser and the two appraisers shall jointly choose a third. The costs for Lessor’s and Lessee’s appraisers shall be paid by the party choosing such appraiser with the cost of the third appraiser being paid one-half (1/2) by Lessor and one-half (1/2) by Lessee “Term” as used in this Lease shall include the Initial Term and any properly exercised Extension Term.

ARTICLE III

Rental

3.1 Minimum Rental. The Lessee covenants and agrees to pay a fixed minimum rental for said Premises for sixty months, beginning on the Commencement Date (“Minimum Rent”). During months 1-12 of said 60 months, the Lessee covenants and agrees to pay a fixed minimum rental for said premises at the annual rate of One Hundred Sixty Two Thousand and No/100 U.S. Dollars ($162,000.00) in equal monthly installments of Thirteen Thousand Five Hundred and No/100 U.S. Dollars ($13,500.00) due in advance, on or before the first day of each calendar month during the Initial Term. Minimum Rent during months 13 through 60 of the Initial Term shall be due and owing at the rates in the following table:

Initial Term	Annual Rate	Monthly Installment
Year 1	$162,000.00	$13,500.00
Year 2	$166,860.00	$13,770.00
Year 3	$171,865.80	$14,045.40
Year 4	$177,021.77	$14,326.31
Year 5	$182,332.42	$14,612.84

On the Effective Date, in addition to the security deposit described in Section 25.1 below, Lessee shall pay to Lessor $23,389.16 attributable to Minimum Rent (defined below) and Additional Rent (defined below): (i) for the first full month of the Term (February 2019); and (ii) for the partial month of the Term (January 21, 2019 through January 31st, 2019).

3.2 Lease Year. “Lease Year” means each 12-month period of the Term beginning on the Commencement Date.

3.3 Additional Rent; Real Estate Taxes and Insurance. It is expressly agreed that in addition to the Minimum Rent as hereinbefore provided, beginning on the Commencement Date, the Lessee agrees to pay to Lessor a pro-rata share of the annual real estate taxes that are assessed against the land and improvements of the Property and of the total amount of insurance premiums which are charged the Lessor to insure the building and improvements upon the Property and extended coverage insurance and of Lessor’s total cost to maintain and service the common areas of the Property as described in Section 5.3, as follows:

a. During each Lease Year, beginning on the Commencement Date, Lessee agrees to pay its pro-rata share 20,800/27,925 (81.6%) of the total amount of the real estate taxes that are assessed against the land and improvements of the Property. Real Estate taxes being the general and special taxes and special assessments levied upon or assessed against the said Property. During the first Lease Year, contemporaneously with Minimum Rent, Lessee agrees to pay in advance on or before the first (1st) day of each month the amount of ($3,691.10) for its estimated share of yearly real estate taxes, as additional rent. Within sixty (60) days after the end of each Lease Year, the Lessor will forward to Lessee a statement of actual costs for said real estate taxes. If the Lessee’s pro-rata share (81.6%) of the actual taxes is greater than the estimated amount paid by Lessee during the preceding year, then within thirty (30) days the Lessee will pay Lessor the difference. If the fixed amount paid by Lessee during the preceding year is greater than the actual cost, then within thirty (30) days, the Lessor will refund the amount of overpayment to Lessee. Lessee has the option to examine the tax expense records maintained by Lessor upon request, and;

b. During each Lease Year, beginning on the Commencement Date, Lessee agrees to pay its pro-rata share 20,800/27,925 (81.6%) of the total amount of insurance premiums that are charged the Lessor to insure the building and improvements upon the Property under normal fire and extended coverage insurance. Lessee agrees to pay in advance on or before the first (1st) day of each month the amount of ($493.46) for its estimated share of yearly insurance coverage. Within sixty (60) days after the end of each lease year, the Lessor will forward to Lessee a statement of actual costs for normal and extended coverage insurance. If the Lessee’s pro-rata share (81.6%) of the actual insurance coverage is greater than the estimated amount paid by Lessee during the preceding year, then within thirty (30) days the Lessee will pay Lessor the difference. If the fixed amount paid by Lessee during the preceding year is greater than the actual insurance coverage cost, then within thirty (30) days, the Lessor will refund the amount of overpayment to Lessee. Lessee has the option to examine the insurance expense records maintained by Lessor upon request, and;

c. For the first and last year of the Term of this Lease, the Lessee shall pay the pro-rata amount of such taxes and insurance based upon that portion of a year that the Lessee occupies the premises as provided herein.

3.4 Late Payments; Default. If any payment of Minimum Rent or Additional Rent is not received by Lessor within five (5) business days of the date on which it is due, said payment shall be deemed “late,” and Lessee shall pay to Lessor a “late fee” in the amount of $100.00, which late fee shall be considered part of Additional Rent hereunder. If any payment of Rent or Additional Rent due hereunder is not received by Lessor within five (5) business days of the date on which it is due, Lessor shall provide Lessee with written notice of non-payment of rent and if Lessee fails to pay the outstanding amount due, plus the applicable late fee within three (3) business days following receipt of said notice by Lessee, then Lessee shall be in default hereunder. Notwithstanding anything to the contrary herein, Lessor shall not be obligated to provide more than one written notice of non-payment of rent to Lessee per Lease Year; if Lessee fails to pay Rent within five (5) business days of the date on which it is due, a second time during any Lease Year, Lessee shall be in default. For purposes of this Lease, “Rent” shall include Minimum Rent and Additional Rent.

ARTICLE IV

Lease Insurance

4.1 Lease Insurance. If Lessor desires to obtain lease insurance in connection with this Lease, Lessee agrees to cooperate fully with Lessor and file any applications and provide any financial data and other information that may be required by any insurer. However, any premiums owing in connection with the procurement of such lease insurance shall be paid for by the Lessor.

ARTICLE V

Parking Areas and Common Areas

5.1 Parking. Lessor shall provide access to certain unimproved and improved open areas of the Property, in their current “as is” condition, namely the fenced area, the alley setback, the 39th Avenue setback and the Mariposa setback, to be used for parking spaces by the Lessee, its employees and customers, on a non-exclusive, first-come, first served basis and in common with other tenants and customers of the Property. Lessee shall be required to obtain any necessary permits in connection therewith, if any and to make any required improvement thereto, both at its sole cost and expense or with contribution from other tenants of other portions the Property, as they may agree. Lessor shall not be liable to Lessee if anticipated parking is not allowed by the City and County of Denver.

5.2 Control and Management. All parking areas and common facilities furnished by the Lessor in or near the Property and all such other accommodation areas as Lessor may provide and designate, including, but not limited to pedestrian sidewalks, malls, landscaped areas, exterior stairways or ramps, public restrooms, service tunnels and driveways, and similar areas and improvements, shall at all times be subject to the control and management of the Lessor. The Lessor shall have the right, from time to time, to establish, modify and enforce rules and regulations with respect to all such facilities and areas, and the Lessee agrees to abide by and conform to said rules and regulations. The Lessor reserves the right and authority to change the location and arrangements of all common areas and to restrict or eliminate the use of any and all common facilities or areas of the Property. Lessor further reserves the right to do acts in and to said areas as the Lessor shall determine to be advisable including, but not by way of limitation, temporarily closing portions to persons other than tenants of the Property, their employees, agents, customers and invitees for purposes of preventing the acquisition of public rights thereon, of preventing public disturbance thereon, and all such actions shall not be deemed an eviction of Lessee or disturbance of Lessee’s use of the Premises.

5.3 Common Area Expense. During each Lease Year, beginning on the Commencement Date, Lessee agrees to pay its pro-rata share 20,800/27,925 (81.6%) of Lessor’s total actual cost to operate, manage, maintain, equip, light, repair, resurface, replace and service the common areas of the Property including, but not limited to, property management costs, lighting, signs, snow removal, landscaping, blacktop maintenance and repair, storm drainage systems and other utility systems, sprinkler systems, fire protection and security alarm systems and equipment; traffic control equipment, and common air conditioning, the cost of repairs,; line painting, painting of all buildings, improvements and structure exteriors of the Property and common areas, lighting, sanitary control, cost of rentals of machinery and equipment used in maintenance; the cost of personnel to implement such services, to direct parking, and to police the common areas of the Property and trash removal. During the Term, as it may be extended, Lessee agrees to pay its share of the Landlord’s monthly common area expenses as said expenses are incurred no later than ten (10) days after receiving an invoice from Landlord.

ARTICLE VI

Maintenance of Premises and Repairs

6.1 Obligations of Lessor and Lessee. Subject to Lessee’s responsibilities as specified below, Lessor shall, at its expense, maintain the roof, gutters, downspouts, systems (electric, gas, water and sewer service to the building), foundation and exterior perimeter walls (excluding all glass, windows, window frames and exterior doors) and other portions of the Property and the building of which the Premises are a part in good repair, provided that Lessor shall not be called upon to make any such repairs occasioned by the act or negligence of the Lessee or its employees.

During the Term hereof, Lessee shall replace and maintain at its expense and risk, all other parts of the Premises, and other improvements within the Premises in good repair and condition including, but not limited to, repairs (including all necessary replacements) to the floors, floor covering, interior plumbing, heating, ventilating, air conditioning, and electrical equipment, interior walls, ceilings, paint, door hardware, doors, the interior of the Premises in general, and all exterior doors, door hardware, windows, window glass, and any mechanical, gas or electrical equipment placed on the roof or outside the building which services the Lessee’s space. Lessee will bear all costs for replacement, repair and service of the plumbing, electrical, heating and air conditioning to the extent the same are dedicated to serving only the Premises; however, Lessor shall be responsible for such systems that serve the entire Property and Lessee shall pay its pro rata share of associated expenses incurred by Lessor pursuant to Section 5.3. The Lessee shall also keep the Premises in a clean, sanitary and safe condition in accordance with all directions, rules and regulations of any health officers, building inspectors or other proper officers of any governmental agency having jurisdiction, and shall dispose of all trash and waste materials in outside trash containers contracted for by the Lessee for this purpose. The Lessee shall comply with all requirements of the law, ordinances and other rules and regulations that affect the Premises. Lessee shall throughout the Term take good care of the building containing the Premises and other improvements and keep them free from waste or nuisance, and surrender the Premises clean and in as good order as they were on the Commencement Date, reasonable wear and tear, loss by fire and other unavoidable casualty, if not caused by the negligence of the Lessee, its agents, or employees, excepted. Lessee shall not permit workmen or employees on the roof without first obtaining Lessor’s prior written consent after notifying Lessor’s office of nature of repair and names of proposed service personnel and Lessee shall be responsible for damage to roof or structure caused by Lessee’s employees or service personnel.

6.2 Lessee’s Obligations Pertaining to Glass on Premises. Lessee shall forthwith at its own cost and expense repair with glass of the same quality, any damaged or broken glass, including plate glass, if any, or other breakable materials used in structural portions and any exterior and interior windows and doors on the Premises. Lessee agrees to procure and maintain during the Term a policy or policies in companies acceptable to Lessor, insuring both Lessor and Lessee against breakage of such glass in the Premises and shall deposit such policy or certificates thereof together with evidence of the payment of the premiums thereon with the Lessor not later than the Commencement Date, and at least thirty (30) days prior to the expiration of each such policy. Any insurance policy shall, by its terms, not be capable of being cancelled without thirty (30) days prior written notice to the Lessor.

6.3 Utility Charges. At all times during the term of this Lease, Lessee, in addition to the Rent payments required hereunder, shall pay the charges for the costs of all such utilities used and consumed by the Lessee in the Premises. Lessee agrees that Lessor shall not be liable for failure to make available any such necessary utilities, including water, gas, electrical current, and adequate pressure in adequate amounts in the Lessee’s Premises or in the common areas, during any period when Lessor uses reasonable diligence to make available such services. It is understood that Lessor reserves the right to temporarily discontinue such services, or any of them, at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, walkouts, riots, acts of God, or any other happenings beyond the control of the Lessor, Lessor is unable to make available such services; and Lessor shall not be liable for damages to person or property because of any such discontinuances, nor shall such discontinuance in any way be construed as an eviction of the Lessee or cause an abatement of rent or operate to release the Lessee from any of the Lessee’s obligations hereunder. As to any such services that are not separately metered to the Premises and billed directly to Lessee and for which Lessor is billed or for which payment to the provider is past due and payment of Rent as herein provided shall remain unpaid for more than fifteen (15) days after it shall become due, Lessee further agrees that Lessor may, without notice to Lessee, discontinue furnishing the above mentioned services, or any of them until all arrears of Rent shall have been paid in full together with the past due amount for such services; and Lessor shall not be liable for any damages to any person or property for any such discontinuance, nor shall such discontinuance in any way be construed as an eviction of Lessee or cause an abatement of Rent to operate to release Lessee from any of Lessee’s obligations hereunder.

ARTICLE VII

Manner of Conducting Business

7.1 Manner of Conducting Business. Lessee agrees to abide by all rules and regulations which Lessor may establish with regard to its occupancy of part of the Property and Premises, and the operation of its business thereunder, including, but not by way of limitation, not committing any waste upon Premises or overloading the floors thereof; keeping the Premises well-lighted and in neat and clean condition; not conducting any auction, fire, bankruptcy, liquidation or going out of business sales thereon without prior written consent of the Lessor. If the Premises are rendered more than fifty percent (50%) untenable by governmental regulations, acts of God, or other casualty, which is not caused by the Lessee or its employees, then the Rent shall be abated proportionately until such time as the leased space is rebuilt or made tenable. Depending upon the cause of the casualty, by mutual agreement, either the Lessee or Lessor may restore the Premises for tenancy. Lessee agrees to continuously operate the business for which these Premises are leased and to at no time discontinue such operation without the prior written consent of the Lessor; which consent shall not be unreasonably withheld. Notwithstanding the foregoing, regardless of the percentage of the Premises rendered untenable by governmental regulations, acts of God, or other casualty that is not caused by the Lessee or its employees, if such portion of the Premises is rendered untenable such that it is commercially impractical for Lessee to continue its business operations, then Lessee shall not be required to do so and, at Lessee’s option after receiving for Lessor an estimate of the time needed to restore the Premises, Lessee may: (i) terminate this Lease, without further liability to Lessor, with Rent being prorated as of the date of untenability and receive its security deposit or (ii) have this Lease remain in full force and effect while Lessor rebuilds, with all rent, additional rent and any other amounts due Lessor hereunder being abated as of the date of untenability until such time as the premises are again ready for Lessee’s occupancy and Lessee is able to once again conduct its business operations out of the Premises.

7.2 Signs and Awnings. Lessee shall not erect or install any type of store front, any exterior window or door signs, or other types of signs, placards, or place or utilize outside the store front any trade fixtures, displays, merchandise or equipment without first obtaining the prior written consent of the Lessor, which consent may be withheld in Lessor’s sole discretion. Lessee, however, is required to erect and maintain a sign in the customary manner of all other signs in the Property, with the prior approval of the Lessor, which consent shall not be unreasonably withheld. Lessee further agrees not to use any audio or sound advertising media that shall be deemed objectionable to the Lessor or the other tenants, such as loud speakers. Lessee shall, at its own expense, forthwith repair any damage to the Premises caused by the removal of any projections or signs which Lessee is permitted to install pursuant to the terms hereof. Lessee shall not attach any projection of any type or kind to the outside walls of the buildings without prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee acknowledges the applicable sign codes and other governmental rules and regulations and agrees to abide by them at all times herein. Lessee recognizes that such sign codes, rules or regulations are at all times subject to change and Lessee agrees to comply with such changes, at its sole expense, within a reasonable time.

7.3 Hazardous Substances.

a. By its signature on this Lease, Lessee acknowledges that it accepts the Premises in its “AS-IS, WHERE IS” condition. Notwithstanding the foregoing acceptance of the Premises in its “AS-IS, WHERE IS” condition, in no event shall Lessee be responsible for any Hazardous Substances or Environmental Conditions upon or affecting the Property that were not caused by Lessee.

b. Lessee covenants with Lessor to generate and store Hazardous Substances at the Premises only in amounts as are incident to and necessary for the normal operation of Lessee as permitted by this Lease, to comply with all obligations imposed by applicable law, rules, regulations, or requirements of any governmental authority regarding such generation and storage of Hazardous Substances, to prohibit any generation, storage, or disposal of Hazardous Substances at the Premises except as permitted above, to deliver promptly to Lessor true and complete copies of all notices received by Lessee from any governmental authority with respect to the generation, storage or disposal by Lessee of Hazardous Substances, to promptly notify Lessor of any spills or accidents involving a Hazardous Substance, and to permit reasonable entry onto the Premises by Lessor for verification of Lessee’s compliance with this covenant. Lessee shall install and maintain a self-contained system for collecting, retaining and disposing of Hazardous Substances and shall not allow any Hazardous Substances to enter subsurface soils or to be discharged into any sanitary or storm sewer system. Lessee agrees to utilize only transporters approved by the Environmental Protection Agency and State of Colorado to deliver and remove Hazardous Substances from the Premises. Lessee also agrees to indemnify and defend Lessor (with legal counsel reasonably acceptable to Lessor) from and against any costs, fees or expenses (including, without limitation, clean-up expenses, third party claims and environmental impairment expenses, and reasonable attorneys’ fees and expenses) incurred by Lessor in connection with Lessor’s generation, storage or disposal of Hazardous Substances. This indemnification by Lessee shall survive the termination or expiration of this Lease.

c. “Hazardous Substances” shall mean (i) “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (ii) “PCBs” as defined in 40 C.F.R. 761, et seq., or analogous regulations promulgated under the Toxic Substances Control Act, as amended, (iii) “asbestos” as defined in 29 C.F.R 1910.1001, et seq., or analogous regulations promulgated under the Occupational Safety and Health Act of 1970, as amended, (iv) oil and petroleum based products, (v) radioactive material or waste, (vi) biological and other medical products and waste material, and (vii) “hazardous wastes” as defined in Resource Conservation and Recovery Act, as amended; as such acts may be amended from time to time, and as such terms may be expanded by additional legislation of a general nature.

ARTICLE VIII

Use of Premises

8.1 The Premises shall be used and occupied by the Lessee (and any subtenants and assignees permitted under Article XV) only as a retail storefront and warehouse, as permitted by the Zoning Code for the City and County of Denver and other related activities.

ARTICLE IX

Alterations and Additions

9.1 Alterations by Lessee. Lessee agrees to make no alterations in or additions to the Premises without first obtaining the written consent of the Lessor, which consent shall not be unreasonably withheld; and all alterations, additions or improvements which shall be made by either party will be at Lessee’s expense. By way of illustration and not by limitation, all partitions, paneling, carpeting and light fixtures (but not including movable office fixtures, shop fixtures, display cases, other showroom fixtures, movable track-type lighting or anything else not permanently attached to the Premises) shall be deemed a part of the real estate and the property of the Lessor, and shall remain upon and be surrendered with said Premises as part thereof without molestation, disturbance or injury at the end of said term, whether by lapse of time or otherwise, unless Lessor, by notice given to the Lessee no later than fifteen (15) days prior to the end of the term, shall elect to have the Lessee remove all or any of said alterations, additions or improvements, and in such event, Lessee shall promptly remove at its expense said alterations, additions and improvements and restore the Premises to the condition in which the said Premises were prior to the making of the same, normal wear and tear excepted.

9.2 Alterations by Lessor. Lessee agrees to make no alterations in or additions to the Premises costing in excess of $5,000.00, or which are structural in nature, without first obtaining the written consent of the Lessor, which consent shall not be unreasonably withheld; and all alterations, additions or improvements which shall be made by either party will be at Lessee’s expense, and by way of illustration and not by limitation, all partitions, paneling, carpeting and light fixtures (but not including movable office fixtures, shop fixtures, display cases, other showroom fixtures, movable track-type lighting or anything else not permanently attached to the Premises) once installed shall be deemed a part of the real estate and the property of the Lessor, and shall remain upon and be surrendered with said Premises as part thereof without molestation, disturbance or injury at the end of said Term, whether by lapse of time or otherwise, unless the Lessor, by notice given to the Lessee no later than fifteen (15) days prior to the end of the Term, shall elect to have the Lessee remove all or any of said alterations, additions or improvements, and in such event, Lessee shall promptly remove at its expense said alterations, additions and improvements and restore the Premises to the condition they were in prior to the making of the same, normal wear and tear excepted.

ARTICLE X

Insurance

10.1 Insurance. Lessee shall, at its sole cost and expense, maintain the following insurance with respect to the Premises:

a. Fire insurance with extended coverage endorsement insurance fixtures, furniture and equipment, and any other personal property of any nature whatsoever belonging to or installed by the Lessee, or belonging to the Lessor or any third party and used by or for the benefit of the Lessee for the full insurable value of such.

b. Public liability insurance with limits of not less than Three Hundred Thousand Dollars ($300,000.00) per person, Five Hundred Thousand Dollars ($500,000.00) per occurrence, and One Hundred Thousand Dollars ($100,000.00) for property damage, insuring against claims of any and all personal injury, death or damage occurring in or about the Premises

c. Plate glass insurance, if any exists as parts of the premises, as required pursuant to the provisions of paragraph 6.2 above.

10.2 Standard Provisions of Insurance Policies. Each such insurance policy shall be issued by an insurance company of recognized standing, authorized to do business in the State of Colorado, and reasonably satisfactory to Lessor, and shall be issued on a standard form in use in the State of Colorado. All such policies shall name the Lessor and Lessee as parties insured and where applicable be payable to the Lessor and Lessee as their interest may appear. If required by Lessor, all such policies shall also contain a loss payable endorsement in favor of Lessor’s mortgagee. These policies shall further provide that no cancellation or termination thereof or any material modification thereof shall be effective except on ten (10) days written notice by the insurance carrier to Lessor, Lessor’s mortgagee and Lessee

ARTICLE XI

Waiver of Subrogation

11.1 Waiver of Subrogation. Each party agrees that if the interest on which they have obtained insurance as required by the terms of this Lease shall be damaged or destroyed during the Term of this Lease by an insured peril, then and to the extent allowable without invalidating any such insurance policies, and whether or not such damage or destruction was caused by the neglect of the other party, neither party shall have any liability to the other or to any insurer of the other for or in respect of such damage or destruction; and each party shall require all policies of material damage insurance carried by such party during the term of this Lease Agreement or any extension thereof upon the Premises to be endorsed with a provision in and by which the insurer designated therein shall waive its rights of subrogation against the other. The foregoing subrogation article shall in no way be applicable to any lease insurance carried by Lessor as provided in Article IV hereof.

ARTICLE XII

Destruction of or Damage to Premises

12.1 General. In case the building in which the Premises is situated shall be partially or totally destroyed by fire or other casualty insurable under standard fire and extended coverage insurance so as to become partially or totally untenable, the same shall be repaired as speedily as possible at the expense of Lessor, unless Lessor shall elect not to rebuild as hereinafter provided

12.2. Election to Rebuild. If the Premises or the building in which the Premises are situated shall be destroyed or so damaged by fire or other casualty insurable under standard fire and extended coverage insurance as to render more than fifty percent (50%) of the Premises or fifty percent (50%) of said building untenable, Lessor may, at its election to be exercised by notice given to Lessee not more than thirty (30) days after the occurrence of the damage, terminate this Lease; but if Lessor shall not so elect, Lessor shall, as promptly as may be reasonable, repair, rebuild or restore any such damage suffered in the Premises as in this Article provided; however, Lessor’s obligations shall be limited to restore the Premises to the same condition as when first occupied by Lessee. Notwithstanding anything in this Article XII to the contrary, regardless of the percentage of the Premises that is rendered untenable, provided the same is not caused by the Lessee or its employees, if such portion of the Premises is rendered untenable such that it is commercially impractical for Lessee to continue its business operations, then and in that event, Lessee shall not be required to do so and, at Lessee’s option after receiving for Lessor an estimate of the time needed to restore the Premises, Lessee may terminate this Lease, without further liability to Lessor and receive its security deposit, have this Lease remain in full force and effect while Lessor rebuilds, with all Rent, additional rent and any other amounts due Lessor hereunder being abated until such time as the premises are again ready for Lessee’s occupancy and Lessee is able to once again conduct its business operations out of the Premises.

12.3 Lease to Remain in Effect. If such damage or destruction as described in 12.1 and 12.2 above occurs and this Lease is not so terminated by the Lessor, this Lease shall remain in full force and effect. Lessee shall in the event of any such damage or destruction, unless the Lease shall be terminated as provided in 12.2, forthwith replace or fully repair all exterior signs, trade fixtures, equipment display cases and other installations originally installed by Lessee. Lessor shall have no interest in the proceeds of any insurance carried by Lessee on Lessee’s interest in this Lease, and Lessee shall have no interest in the proceeds of any insurance carried by Lessor.

12.4 Rental. Lessee agrees during any period of reconstruction or repair of the Premises and/or said building, to continue the operation of its business in the Premises to the extent reasonably practicable from the standpoint of good business. Lessor agrees that if the cause of such damage or destruction shall not be due to the negligence of the Lessee, its agents or employees, the fixed minimum rental shall be abated proportionately during any period in which, by reason of any such damage or destruction there is a substantial interference with the operation of the business of Lessee in the Premises, having regard to the extent to which Lessee may be required to discontinue its business in the Premises, and such abatement shall continue for the period commencing with such destruction or damage and ending with the completion by the Lessor of such work or repair and/or reconstruction as Lessor is obligated to do. Nothing in this paragraph shall affect or be construed to diminish the other charges hereunder.

12.5 Increased Insurance Rates. Without Lessor’s prior written consent, Lessee shall not carry any stock of goods or do anything in or about said Premises which will in any way tend to increase insurance rates or invalidate any policy on said Premises or the building in which the same are located or carried on Lessor’s operation of the building. If Lessor shall consent to such use, Lessee agrees to pay as additional rental any increase in premiums for insurance against loss by fire or extended coverage risks resulting from the business carried on in the Premises by Lessee. If Lessee installs any electrical equipment that overloads the power lines to the building, Lessee shall, at its own expense, make whatever changes are necessary to comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

ARTICLE XIII

Eminent Domain

13.1 Condemnation. If the Premises shall be taken by right of eminent domain for public purposes in whole or such a substantial part as to make operation of the Premises impractical, then this Lease, at the option of either party, shall forthwith cease and terminate and the current rent shall be properly apportioned to the date of such taking, and in such event Lessor shall receive the entire award for the lands and improvements so taken, and the Lessee shall have no claim for the value of any portion of its leasehold estate so terminated.

ARTICLE XIV

Indemnification

14.1 Injury to Person or Property. To the maximum extent permitted by law, Lessor, its partners and members, and their respective shareholders, partners, members, trustees, agents, representatives, directors, officers, employees and mortgagee(s) shall not be liable for, and Lessee waives all claims for, loss or damage to Lessee’s business or injury or damage to person or property sustained by Lessee, or any person claiming by, through or under Lessee, resulting from any accident or occurrence in, on, or about the Property, including, without limitation, claims for loss or damage resulting from: (i) any equipment or appurtenances being or becoming out of repair; (ii) wind or weather; (iii) any defect in or failure to operate any sprinkler, HVAC equipment, electric wiring, gas, water or steam pipe, stair, railing or walk; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the escape of gas, steam or water; (vii) water, snow or ice being upon the Property or coming into the Premises; (viii) the falling of any fixture, plaster, tile, stucco or other material; or (ix) any act, omission or negligence of other tenants or the public.

14.2 Indemnity to Lessor. Except in the case of the gross negligence or willful misconduct of Lessor, Lessee shall indemnify, save harmless and, at Lessor’s option, defend Lessor, from and against all claims, actions, damages, liability and expense, fines, penalties, suits, proceedings, actions and causes of action of every kind or nature, including without limitation reasonable attorneys’ fees and expenses incurred by Lessor arising out of or in any way connected with Lessee’s operations, or the condition, use, or occupancy of the Premises, or in any way arising out of the activities in the common areas or other portions of the Property, of Lessee or its, employees, servants or contractors.

14.3 Lessor shall in no event and under no circumstances be responsible for any lost profits and/or any consequential, special, incidental or punitive damages incurred or sustained by Lessee, or its employees, agents, contractors or invitees as a result of or in any way connected to Lessee’s occupancy of the Premises.

14.4 Lessee agrees to look solely to the interest held by Lessor in the Project for the satisfaction of any claim arising from this Lease and shall not seek to impose personal liability on any shareholder, partner, member, trustee, officer, employee, representative or agent of Lessor.

ARTICLE XV

Assignment and Subletting

15.1 The Lessee agrees to sublet no part of the Premises, nor to assign this Lease or any interest therein, without the prior written consent of the Lessor, and notwithstanding the consent of the Lessor, any such subletting or assignments shall not relieve the Lessee of its primary obligations hereunder to the Lessor.

If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than the Lessee, Lessor may collect Rent from the assignee, sublessee or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as the Lessee hereof, or a release of the Lessee from further performance by the Lessee of covenants on the part of the Lessee herein contained. Consent by Lessor to an assignment or subletting shall not in any way be construed to relieve Lessee from obtaining the expressed consent in writing of the Lessor to any further assignment or subletting. If Lessee subleases the Premises, Lessor shall be entitled to any rent paid by the Sublessee over and above the amount due Lessor from Lessee. If during the Initial Term or any extension of this Lease, Lessee vacates the Premises (except for purposes of repair or alteration) and fails to assign this Lease or to sublet the Premises in accordance with this Article XV within thirty (30) days thereafter, the Lessor may, at its option, terminate this Lease by giving written notice.

ARTICLE XVI

Default

16.1 Default. This Lease is made on the condition also that if any one or more of the following events shall happen, they shall constitute and “event of default”:

a. Lessee shall default in the due and punctual payment of the fixed minimum rental, or any additional rent payable hereunder;

b. Lessee shall neglect or fail to perform or observe any of the covenants herein contained (other than payments of fixed minimum rental or any additional rent payable hereunder) on the Lessee’s part to be performed or observed and Lessee shall fail to remedy the same within ten (10) days after Lessor shall have given to Lessee written notice specifying such neglect or failure (or within such period, if any, as may be reasonably required to cure such default if it is of such a nature that it cannot be cured within said ten day period provided that Lessee commences to remedy the same within said ten day period and proceeds with reasonable diligence thereafter to cure such default).

c. This Lease or the Premises or any part thereof shall be taken upon execution or any other process of law directed against Lessee, or shall be taken upon or subject to any attachment at the instance of any creditor, or of claimant against Lessee, and said attachment shall not be discharged of or disposed of within fifteen (15) days after the levy thereof; or

d. Lessee’s payment of the fixed minimum rental or any additional payments hereunder shall be made late as described in Section 3.5 and such late payment shall occur for three consecutive rental periods; and

e. Lessee shall be involved in financial difficulties as evidenced by (1) its admitting in writing its inability to pay debts generally as they become due; or (2) its making an assignment of all or a substantial part of its property for the benefit of its creditors, or (3) its seeking or consenting to or acquiescing in the appointment of a receiver or trustee for all or a substantial part of its property or of the Premises or of its interest in this Lease, or (4) the entry of a court order without its consent, which order shall not be vacated, set aside or stayed within thirty (30) days from entry of appointing a receiver or trustee for all or a substantial part of its property.

Then, in any one more of such events, Lessor shall have the right, at its election, then or at any time hereinafter and while such event of default shall continue, either:

1. To give the Lessee written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein, and on the dates specified in such notice, Lessee’s right to possession of the Premises shall cease and this Lease shall thereupon be terminated; or

2. Without demand of notice, to re-enter and take possession of the Premises or any part thereof and repossess the same and expel Lessee and those claiming through or under Lessee and remove the effects of both (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent of preceding breach of covenants. Should Lessor elect to re-enter as provided in this subparagraph (2) or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may, from time to time, without terminating this Lease, re-let the Premises, or any part thereof, for such term or terms and at such rental or rentals, and upon such other terms and conditions as Lessor may deem advisable, with the right to make alterations and repairs to the Premises. No such re-entry or taking possession of the Premises by Lessor shall be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention be given to Lessee.

If that Lessor does not elect to terminate this Lease as permitted in subparagraph (1) of this article, but on the contrary, elects to take possession as provided in subparagraph (2) hereof, then such repossession shall not relieve Lessee of its liability and obligations under this Lease, all of which shall survive such repossession. In the event of such repossession, Lessee shall pay to Lessor as liquidated current damages:

a. The fixed minimum rent and additional rent and other sums as hereinbefore provided, which would be payable thereunder if such repossession had not occurred; less

b. The net proceeds received, if any, from reletting of the Premises after deducting all Lessor’s expenses in connection with such reletting (including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorney’s fees, expenses of employees, alteration costs and expenses of preparation for such reletting)

Lessee shall pay such current damages to Lessor on the days on which the fixed minimum rent would have been payable hereunder if possession had not been retaken, and Lessor shall be entitled to receive the same from Lessee on each such day. Notwithstanding anything contained herein to the contrary, in no event shall Lessee be entitled to receive any excess, if any, of net rent collected by Lessor as a result of such reletting over the sums payable by Lessee to the Lessor hereunder.

If this Lease is terminated by Lessor by reason of any default by Lessee, Lessor shall be entitled to recover from Lessee the difference between the amount of rent reserved in this Lease for the balance of the period remaining, and the “reasonable rental value” of the Premises for the same period. It is agreed that the “reasonable rental value” shall be the amount of rental which the Lessor can obtain as rent for the remaining balance of the term of this Lease through commercially reasonable efforts based upon then current market conditions.

ARTICLE XVII

Other Covenants by Lessee

17.1 Other Covenants. Lessee agrees:

a. to surrender and deliver up the Premises at the expiration of the Lease, in as good order and condition as when the same were entered upon by the Lessee, loss by fire or other casualty, if not caused through the negligence of Lessee, its employees or agents, and normal wear and tear excepted;

b. To keep said Premises in a clean and sanitary condition, as required by law in applicable ordinances and applicable health and police regulations;

c. Not to use said Premises for any purposes now or hereafter prohibited by the laws of the United States, the State of Colorado, or applicable ordinances, or for any improper or questionable purpose whatsoever;

d. To keep the sidewalks, doorways and public areas in front of, and around said Premises, free from ice and snow, and said sidewalks and Premises free from litter, dirt, debris and obstructions; and not to display or keep merchandise or other articles on sidewalks or in doorways in front of the Premises or the public areaways leading to or enjoining the Premises; to dispose of trash in accordance with rules established by the Lessor;

e. Not to permit or suffer any disorderly conduct, noise or nuisance whatsoever about said Premises having a tendency to annoy or to serve any persons who occupy adjacent premises; to interfere in any way with other tenants, or those having business with them; or to keep any animal in or about the Premises;

f. Not to hold or attempt to hold the Lessor liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water or any repairs or alterations to the Premises, or otherwise; or hold the Lessor liable for any injury or damage occasioned by defective wiring or the breakage or stoppage of plumbing or sewage upon said Premises, whether said breakage or stoppage results from freezing or otherwise, unless the same is caused by Lessor’s failure to properly maintain the same where Lessor is under an obligation to do so;

g. Not to permit said premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous;

h. To permit the Lessor to place a “for rent” sign upon said Premises at any time after thirty (30) days before the end of this Lease; and the Lessor may, at any reasonable hour of the day, enter into or upon, and go through and view and inspect said Premises;

i. To install no electrical equipment which overloads the lines or interferes with other equipment in the Property, or any part thereof, and if said lines are overloaded by such installation, to immediately remedy the same at its own expense, and to comply with all requirements of the insurance underwriters or government authorities.

ARTICLE XVIII

Subordination to Mortgages

18.1 Subordination. It is further expressly understood and agreed that this Lease shall be subject and subordinate to any mortgage or deed of trust now upon the Premises and any mortgage or deed of trust hereinafter placed upon the Premises. Lessee hereby agrees to execute, if the same is required, any and all instruments in writing which may be requested by Lessor to subordinate Lessee’s rights acquired by this Lease to the lien of any such mortgage or deed of trust. Lessee hereby appoints Lessor as its attorney-in-fact irrevocably to execute, acknowledge and deliver any such instrument or instruments for the Lessee as Lessor may determine necessary to carry out the intent of this paragraph

ARTICLE XIX

Lessee’s Failure to Remove Property

19.1 If Lessee shall fail to remove all of its personal property, equipment and trade fixtures from the Premises upon the abandonment thereof or upon termination of this Lease for any cause whatsoever, Lessor, at its option, may remove such of its personal property, equipment and trade fixtures in any manner that it shall choose, and store them without liability to Lessee for loss or damage thereof, and Lessee agrees to pay Lessor on demand any and all expenses incurred in such removal, including court costs and attorney fees, and storage charges on such affects for any length of time they shall be in Lessor’s possession; or Lessor, at its option, without notice, may sell said affects or any of them, at private sale and without legal process, for such prices as Lessor may obtain, and apply the proceeds of such sale against any amounts due under this Lease from Lessee to Lessor and against the expenses incident to the removal and sale of said affects, rendering the surplus, if any to the Lessee.

ARTICLE XX

No Implied Surrender or Waiver

20.1 The mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy Lessor might have, either in law or in equity, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease contained or any of the rules and regulations set forth herein or hereafter adopted by Lessor, shall prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. In case it should be necessary or proper for Lessor to bring any action under this Lease or to place said Lease with an attorney for the enforcement of any of Lessor’s rights hereunder, then Lessee agrees in each and any such case to pay to Lessor a reasonable attorney’s fee. It is mutually agreed between the parties that the prevailing party shall be entitled to all collection costs included but not limited to reasonable attorney’s fees. The receipt by Lessor of rent with knowledge of the breach of any covenants in this Lease contained shall not be deemed a waiver of such breach. The failure of Lessor to enforce any of the rules and regulations set forth herein, or hereinafter adopted, against Lessee and/or any other Lessee in the Property shall not be deemed a waiver of such rules and regulations or any thereof. No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver be in writing signed by the Lessor. No act or thing done by Lessor or Lessor’s agents during the term hereof shall be deemed an acceptance of a surrender of said Premises, and no agreement to accept such surrender shall be valid unless in writing signed by an executive office of Lessor. No employee of Lessor, or of Lessor’s agents, shall have any power to accept the keys of said premises prior to the termination of this Lease. The delivery of keys to an employee of Lessor, or of Lessor’s agents, shall not operate as a termination of this Lease or a surrender of the premises. No payment by Lessee, or receipt by Lessor, of a lesser amount than the minimum monthly rental herein stipulated, shall be deemed to be other than on account of the earlier stipulated rents, nor shall any endorsement or statement on any check or letter accompanying any check, or payment as rent, be deemed in accord in satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or pursue any other remedy available to Lessor. Time is of the essence hereof.

ARTICLE XXI

Holding Over

21.1 Month to Month Tenancy. If Lessee remains in possession of the Premises after the expiration of this Lease and continues to pay rent without any express agreement as to such holding, then such holding over shall be deemed and taken to be a holding upon a tenancy at will, subject to all terms and conditions hereof, on the part of the Lessee to be observed and performed and at a monthly rental equivalent to the monthly installments hereinabove provided for, or at Lessor’s option, an increased rental determined at Lessor’s discretion, payable in advance, on the same day of each calendar month.

ARTICLE XXII

Payments After Termination

22.1 No payments of money by Lessee to Lessor after the termination of this Lease, in any manner, or after the giving of any notice (other than a demand for payment of money) by Lessor to Lessee, shall reinstate, continue or extend the term of this Lease or affect any notice given to Lessee prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or after final judgement granting Lessor possession of said Premises, Lessor may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease, and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment therefore obtained.

ARTICLE XXIII

Statement of Performances

23.1 Statement of Performance. Lessee agrees that it will upon not less than ten (10) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the date to which the rental and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of all or any portion of the Lessor’s interest herein, or a mortgagee, or a beneficiary of any deed of trust affecting all or any portion of the real property of which the Premises are a part, or any assignee thereof.

ARTICLE XXIV

Miscellaneous

24.1 Lessor Defined. “Lessor” as used in this Lease, so far as covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner and owners at the time in question of the building in which the Premises are situated. If the title to the Premises is transferred or this Lease is assigned, Lessor shall be automatically freed and relieved from all personal liability as respects the performance of any covenants or obligations on the part of the Lessor contained in this Lease thereafter to be performed; provided that any funds in the hands of the Lessor at the time of such transfer, in which the Lessee has an interest, shall be turned over to the Grantee or Assignee, and any provisions of this Lease shall be paid to Lessee.

24.2 Authorities for Action and Notice. Lessor may act in any manner provided for herein by its Property manager or any other person who shall from time to time be designated in writing. All notices will be delivered in person, by email, by fax, by reputable courier or overnight delivery service (e.g. Federal Express), or by United States certified mail, first class postage prepaid, return receipt requested. A notice mailed through the United States mail will be deemed to have been made on the earlier of: (a) the receipt date shown on the return receipt; or (b) upon the failure or refusal to claim or accept delivery. A notice delivered by overnight carrier will be deemed delivered on the day following its delivery to the carrier by the sender. A notice delivered by email will be effective if (a) the receiving party acknowledges in writing that it received the email; or (b) receipt is proven by clear and convincing evidence. A notice delivered by fax will be deemed to have been duly delivered upon confirmed fax delivery. Additionally, Lessor shall have the option of providing notice to Lessee by posting the same at the premises, which notice shall be deemed effective and given upon posting.

For the purposes of this Lease, and until changed by written notice to Lessor, the mailing address of Lessee for all purposes shall be:

[ ]

For the purposes of this Lease, and until changed by written notice to Lessee, the mailing address of Lessor for all purposes shall be:

[ ]

24.3 Rules and Regulations. Lessee agrees that Lessor may make reasonable rules and regulations for the use and care of the premises, common areas and parking lot. Except as otherwise set forth in this Lease, at this time Lessor has no published rules and regulations. Lessee agrees to comply with all such rules and regulations upon notice to Lessee from Lessor thereof. A breach of such rules and regulations shall be considered a breach of this Lease and Lessor shall have all remedies in this Lease provided for in the event of default by Lessee.

24.4 Amendment or Modifications. Lessee acknowledges and agrees that it has not relied upon any statement, representation, agreements or warranties except such as are expressed herein, and that no amendment or modification of this Lease shall be valid and binding unless expressed in ·writing and executed by the parties hereto in the same manner as the execution of this Lease.

24.5 Severability Clause. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected hereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

24.6 Captions. The caption of each paragraph is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

24.7 Successors and Assigns. All terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon the respective heirs, administrators, executors, successors and assigns.

24.8 Mechanic’s Liens. Lessee agrees that it will promptly pay for any work done in or about the premises and will not permit or suffer any mechanic’s liens to attach to the premises and shall promptly cause any claim for such lien to be released, or to secure the Lessor’s satisfaction if the Lessee desires to contest any such claim.

24.9 Governmental Orders. The Lessee covenants to comply with all the lawful orders, regulations and requirements issued by any federal, state, county or municipal government, or any department or division thereof insofar as the same are applicable to its possession and occupancy of the Premises; provided, however, that the Lessee shall, at no time, be required to rebuild, reconstruct, or make any structural changes to the roof, outside walls or foundation of the Premises.

24.10 Riders and Exhibits. The riders and exhibits, if any be hereto attached, are made a part hereof and shall be binding upon the parties hereto and if any provision of said riders or exhibits shall conflict in any manner with any other provision of this Lease, the provisions of said riders and exhibits shall prevail.

24.11 Grammatical Changes. Wherever the words “Lessor” and “Lessee” are used in this Lease Agreement, they shall include “Lessors” and “Lessees” and shall apply to persons, both men and women, companies, partnerships, and corporations.

ARTICLE XXV

Deposit

25.1 Deposit. Lessee, concurrently with the execution of this Lease, has deposited with the Lessor, and shall keep on deposit at all times during the term of this Lease, the sum of Thirteen Thousand Five Hundred Dollars ($13,500.00), the receipt of which is hereby acknowledged. As security for the performance by Lessee of all the terms, conditions, covenants and agreements of this Lease, including but not limited to, the rent herein agreed to be paid. If, at any time during the term of this Lease, Lessee shall be in default in the performance of any provision of this Lease, Lessor shall have the right to use said deposit, or so much thereof as necessary, in partial or full payment of any default of Lessee, including but not limited to rent, and in reimbursement of any expense incurred by Lessor and in payment of any damages incurred by Lessor by reason of Lessee’s default, or at the option of Lessor, the same may be retained by Lessor as liquidated damages. In such event, Lessee shall, on written demand by Lessor, forthwith remit to Lessor a sufficient amount in cash to restore said deposit to its original amount. In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for said purposes, shall be refunded to Lessee, upon full performance of this Lease by Lessee. Lessor shall have the right to co-mingle said deposit with other funds of Lessor. Lessor may deliver the funds deposited herein by Lessee to the purchaser of Lessor’s interest in the Premises if such interest be sold, and thereupon, Lessor shall be discharged from further liability with respect to such deposit. Notwithstanding the above provision of this paragraph, if claims of the Lessor exceed the deposit, Lessee shall remain liable for the balance of such claims.

ARTICLE XXVI

Short Form Lease

26.1 Short Form Lease and Notice to Mortgagee. Lessor and Lessee agree not to place this Lease of record, but upon the request of either party to execute and acknowledge so the same may be recorded (i) a short form Lease indicating the Premises, the Initial Term, and Extension Term, if any, but omitting rental and other terms of this Lease, and (ii) a memorandum specifying the Commencement Date and termination date of the Term. Lessee further agrees to an assignment of rentals by the Lessor to a mortgagee, if the same be made by Lessor, and Lessee further agrees that Lessee will give to said mortgagee a copy of any request for performance by the Lessor, or notice of default by the Lessor, and if Lessor fails to cure any default, the Lessee will give said mortgagee a reasonable time to cure such default, beginning with the last day of which Lessor could cure such default before Lessee exercises any remedy by reason of such default.

ARTICLE XXVII

Covenant of Quiet Enjoyment

27.1 Lessor covenants and warrants that it has full right and authority to enter into this Lease for the full term hereof, and that it will deliver the Premises free and clear of all tenancies and occupancies. Lessor further covenants that the Lessee, upon paying the rental and other payments provided herein and upon performing the covenants and agreements of this Lease to be performed by said Lessee will have, hold and enjoy quiet possession of the Premises during the said Lease term.

[SIGNATURE BLOCKS ON SEPARATE PAGE]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed the day and year first written above.

LESSOR

Mariposa Group, LLC
a Colorado limited liability Company

By:
Name:	Lee McCall
Its:	Co-Manager

By:
Name:	Beau Speicher
Its:	Co-Manager

LESSEE

GrowGeneration Pueblo, Corp., a Colorado corporation

By:
Name:	Darren Lampert
Its:	CEO

COMMENCEMENT DATE AGREEMENT

THIS COMMENCEMENT DATE AGREEMENT (“Agreement”) is entered into effective ______, 2019, by and between Mariposa Group, LLC, a Colorado limited liability company (“Lessor”) and GrowGeneration Pueblo, Corp., a Colorado corporation (“Lessee”).

RECITALS

A. Lessor and Lessee entered into that certain Lease Agreement dated January ___, 2019 (the “Lease”) for certain space located at 3801 Mariposa Street, Denver, CO 80211 and as more fully defined as the “Premises” in the Lease.

B. Lessor and Lessee now desire to set forth in this instrument the exact commencement and expiration dates of the term of said Lease:

NOW, THEREFORE, pursuant to the provisions of the Lease, Lessor and Lessee, for themselves, their heirs, successors and assigns, intending to be legally bound hereby, agree and stipulate as follows:

1. The Recitals set forth above are hereby incorporated as substantive terms of this Agreement.

2. The initial Lease Term commenced on January 21, 2019 and will expire on February 21, 2024, unless sooner terminated or extended as provided in the Lease.

3. Lessee has the right to extend the term of the Lease for one additional period of three (3) years.

4. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Lease, and except as expressly modified herein, the Lease remains in full force and effect and is binding upon Lessor and Lessee.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an addendum to the Lease for the purpose set forth above, as of the day and year first above written.

Lessor:

Date: ______________	Mariposa Group, LLC,
a Colorado limited liability company

By:
Lee McCall
	Its:	Co-Manager

By:
Beau Speicher
	Its:	Co-Manager

[Lessee Signature Block on Following Page]

Lessee:

Date: ___________________	GrowGeneration Pueblo, Corp.,
a Colorado corporation

By:
Darren Lampert
	Its:	CEO